Exhibit 10.2
EXECUTION COPY

COLLATERAL AGREEMENT
dated as of December 31, 2007
by and among
CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.,
CONSOLIDATED COMMUNICATIONS, INC.,
CONSOLIDATED COMMUNICATIONS ACQUISITION TEXAS, INC.,
FORT PITT ACQUISITION SUB INC.,
and certain of their respective Subsidiaries,
as Grantors,
in favor of
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

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SCHEDULES:

Schedule 3.6	Exact Legal Name; Jurisdiction of Organization; Taxpayer Identification Number; Registered Organization Number; Mailing Address; Chief Executive Office and other Locations
Schedule 3.9	Commercial Tort Claims
Schedule 3.10	Deposit Accounts
Schedule 3.11	Intellectual Property
Schedule 3.13	Investment Property and Partnership/LLC Interests
Schedule 3.14	Instruments

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     COLLATERAL AGREEMENT (this “Agreement”), dated as of December 31, 2007, by and among CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “CCI Borrower”), CONSOLIDATED COMMUNICATIONS ACQUISITION TEXAS, INC., a Delaware corporation (the “TXU Borrower”), FORT PITT ACQUISITION SUB INC., a Pennsylvania corporation (the “Merger Sub” and together with the CCI Borrower and the TXU Borrower, the “Borrowers”), certain of the Subsidiaries of Holdings as identified on the signature pages hereto and any Additional Grantor (as defined below) who may become party to this Agreement (such Subsidiaries and Additional Grantors, collectively, with Holdings and the Borrowers, the “Grantors”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) for the ratable benefit of the Secured Parties (as defined below).
STATEMENT OF PURPOSE
     Reference is hereby made to (i) the Credit Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, the Borrowers, the Administrative Agent, the banks and other financial institutions who are or may become party thereto (the “Lenders”), CoBank, ACB, as Syndication Agent, General Electric Capital Corporation, as Co-Documentation Agent, The Royal Bank of Scotland plc, as Co-Documentation Agent and Wachovia Capital Markets, LLC, as sole lead arranger and sole bookrunner, and (ii) the Guaranty Agreement, dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”) made by Holdings and certain of its Subsidiaries (collectively, the “Guarantors”) in favor of the Administrative Agent.
     Reference is hereby made to the Indenture, dated as of April 14, 2004 (as amended, restated, supplemented or otherwise modified, the “Indenture”), between Holdings (as successor to all of the rights and obligations of Consolidated Communications Illinois Holdings, Inc., Consolidated Communications Texas Holdings, Inc. and Homebase Acquisition LLC), as issuer, and Wells Fargo Bank, N.A., as trustee (the “Indenture Trustee”).
     Pursuant to the Credit Agreement, the Lenders have agreed to make their respective extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein. Pursuant to the Guaranty Agreement, the Guarantors have guaranteed payment and performance of the Credit Agreement Obligations (as defined below) of the Borrowers upon the terms and subject to the conditions set forth therein.
     Pursuant to the Indenture, Holdings and its Restricted Subsidiaries (as defined in the Indenture) may not secure the Credit Agreement Obligations of the Grantors unless Holdings shall have made effective provision to secure the Indenture Obligations (as defined below) of Holdings on an equal and ratable basis with the Credit Agreement Obligations for so long as the Credit Agreement Obligations shall be secured.
     It is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent, for the ratable benefit of the Secured Parties.
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

ARTICLE I
DEFINED TERMS
     SECTION 1.1 Terms Defined in the Uniform Commercial Code.
     (a) The following terms when used in this Agreement shall have the meanings assigned to them in the UCC (as defined in the Credit Agreement) as in effect from time to time: “Accession”, “Account”, “Account Debtor”, “Authenticate”, “Certificated Security”, “Chattel Paper”; “Commercial Tort Claim”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Equipment”, “Farm Products” “Fixtures”, “General Intangible”, “Instrument”, “Inventory”, “Investment Company Security”, “Investment Property”, “Letter-of-Credit Rights”, “Proceeds”, “Record”, “Registered Organization”, “Securities Account”, “Securities Entitlement”, “Securities Intermediary”, “Security”, “Supporting Obligation”, “Tangible Chattel Paper”, and “Uncertificated Security”.
     (b) Terms defined in the UCC and not otherwise defined herein or in the Credit Agreement shall have the meaning assigned in the UCC as in effect from time to time.
     SECTION 1.2 Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:
     “Additional Grantor” means each Subsidiary of a Borrower which hereafter becomes a Grantor pursuant to Section 7.18 (as required pursuant to Section 5.16 of the Credit Agreement).
     “Administrative Agent” has the meaning set forth in the Preamble to this Agreement.
     “Agreement” means this Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time.
     “Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.
     “Borrowers” has the meaning set forth in the Preamble to this Agreement.
     “Collateral” has the meaning assigned thereto in Section 2.1.
     “Collateral Account” has the meaning assigned thereto in Section 5.2.
     “Control” means the manner in which “control” is achieved under the UCC, with respect to any Collateral for which the UCC specifies a method of achieving “control”.
     “Controlled Depository” has the meaning assigned thereto in Section 4.6.
     “Controlled Intermediary” has the meaning assigned thereto in Section 4.6.
     “Copyrights” means, collectively, all of the following of any Grantor: (a) all copyrights, works protectable by copyright, copyright registrations and copyright applications anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present and future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.
     “Copyright Licenses” means any agreement now or hereafter in existence naming any Grantor as licensor or licensee, including, without limitation, those listed in Schedule 3.11, granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.
     “Credit Agreement” has the meaning set forth in the Statement of Purpose of this Agreement.
     “Credit Agreement Obligations” means:
     (a) with respect to the Borrowers, (i) the “Obligations” as defined in the Credit Agreement and (ii) all liabilities and obligations of the Borrowers, as Grantors, under this Agreement; and
     (b) with respect to the Guarantors, (i) the “Guaranteed Obligations” as defined in the Guaranty Agreement and (ii) all liabilities and obligations of the Guarantors, as Grantors, under this Agreement.
     “Effective Endorsement and Assignment” means, with respect to any specific type of Collateral, all such endorsements, assignments and other instruments of transfer reasonably requested by the Administrative Agent with respect to the Security Interest granted in such Collateral, and in each case, in form and substance satisfactory to the Administrative Agent.
     “Excluded Deposit Account” means, collectively, (a) Deposit Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees and (b) so long as no Default or Event of Default has occurred and is continuing, Deposit Accounts with amounts on deposit the average daily balance of which, when aggregated with the average daily balance of all amounts on deposit in all other Deposit Accounts for which control agreements have not been obtained (other than those specified in clause (a)), do not at any time exceed $250,000 during any three day period.
     “Excluded Investment Property” means, collectively, (a) Securities Accounts established solely for the purpose of funding payroll, payroll taxes and other compensation and benefits to employees and (b) so long as no Default or Event of Default has occurred and is continuing, Securities Accounts with amounts on deposit that, when aggregated with the amounts on deposit in all other Securities Accounts for which control agreements have not been obtained (other than those specified in clause (a)), do not exceed $250,000 at any time.
     “Excluded Partnership/LLC” means any partnership, limited partnership, limited liability company or other entity, the Partnership/LLC Interests of which are pledged by this Agreement and in which a majority of the voting rights with respect to the Equity Interests of such partnership, limited partnership, limited liability company or other entity are validly owned by one or more Joint Venture Partners.
     “Excluded Partnership/LLC Agreement” means any Partnership/LLC Agreement of an Excluded Partnership/LLC.
     “FCC” means the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act of 1934, as amended, or any similar or successor federal statute, and the rules and regulations thereunder.

     “Government Contract” means a contract between any Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as account debtor, to any Grantor.
     “Grantors” has the meaning set forth in the Preamble of this Agreement.
     “Guarantors” has the meaning set forth in the Statement of Purpose of this Agreement.
     “Guaranty Agreement” has the meaning set forth in the Statement of Purpose of this Agreement.
     “Indenture” has the meaning set forth in the Statement of Purpose of this Agreement.
     “Indenture Obligations” means the obligations (without duplication) of Holdings to pay the principal of, premium (if any) and interest on, the Senior Notes.
     “Indenture Trustee” has the meaning set forth in the Statement of Purpose of this Agreement.
     “Intellectual Property” means collectively, all of the following of any Grantor: (a) all systems software and applications software all documentation for such software, including, without limitation, user manuals, flowcharts, functional specifications, operations manuals and all formulas, processes, ideas and know-how embodied in any of the foregoing, (b) concepts, discoveries, improvements and ideas, know-how, technology, reports, design information, trade secrets, practices, specifications, test procedures, maintenance manuals, research and development, (c) Patents and Patent Licenses, Copyrights and Copyright Licenses, Trademarks and Trademark Licenses, and (d) other licenses to use any of the items described in the foregoing clauses (a), (b) and (c).
     “Issuer” means any issuer of any Investment Property or Partnership/LLC Interests (including, without limitation, any Issuer as defined in the UCC).
     “Joint Venture Partner” means any Person that (a) is not a Grantor, (b) is not Controlled by a Grantor and (c) owns, either individually or together with all other Joint Venture Partners in such Excluded Partnership/LLC, a majority of voting rights with respect to the Equity Interests of any Excluded Partnership/LLC.
     “Lenders” has the meaning set forth in the Statement of Purpose of this Agreement.
     “Partnership/LLC Agreement” has the meaning set forth in Section 2.2(a).
     “Partnership/LLC Interests” means, with respect to any Grantor, the entire partnership, membership interest or limited liability company interest, as applicable, of such Grantor in each partnership, limited partnership or limited liability company owned thereby, including, without limitation, such Grantor’s capital account, its interest as a partner or member, as applicable, in the net cash flow, net profit and net loss, and items of income, gain, loss, deduction and credit of any such partnership, limited partnership or limited liability company, as applicable, such Grantor’s interest in all distributions made or to be made by any such partnership, limited partnership or limited liability company, as applicable, to such Grantor and all of the other economic rights, titles and interests of such Grantor as a partner or member, as applicable, of any such partnership, limited partnership or limited liability company, as applicable, whether set forth in the partnership agreement or membership agreement, as applicable, of such partnership, limited partnership or limited liability company, as applicable, by separate agreement or otherwise.

     “Patents” means collectively, all of the following of any Grantor: (a) all patents, rights and interests in patents, all inventions and patent applications anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages or payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present and future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing throughout the world.
     “Patent License” means all agreements now or hereafter in existence, whether written, implied or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 3.11 hereto.
     “PUC” means any state, provincial or other local regulatory agency or body that exercises jurisdiction over the rates or services or the ownership, construction or operation of any Telecommunications System or over Persons who own, construct or operate a Telecommunications System, including, without limitation, the Illinois Commerce Commission, the Public Utility Commission of Texas and the Pennsylvania Public Utilities Commission, in each case by reason of the nature or type of the business subject to regulation and not pursuant to laws and regulations of general applicability to Persons conducting business in any such jurisdiction.
     “Restricted Securities Collateral” has the meaning assigned thereto in Section 5.3.
     “Secured Obligations” means, collectively, the Credit Agreement Obligations and the Indenture Obligations.
     “Secured Parties” means (a) the Administrative Agent, (b) the Lenders, (c) any Secured Hedging Provider, (d) any other holder from time to time of any of the Credit Agreement Obligations, (e) the Indenture Trustee, for the benefit of the holders from time to time of the Senior Notes, (f) any other holder from time to time of any of the Indenture Obligations and (g) the successors and permitted assigns of each of the foregoing.
     “Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.
     “Security Interests” means the security interests granted pursuant to Article II, as well as all other security interests created or assigned as additional security for any of the Secured Obligations pursuant to the provisions of any Loan Document.
     “Special Property” means:
     (a) any FCC license or PUC license or authorization or permit issued by the FCC or any applicable PUC held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein; or
     (b) any FCC license or PUC license or authorization or permit issued by the FCC or any applicable PUC held by any Grantor to the extent that any Applicable Law validly prohibits the creation of a security interest therein;

in each case, only to the extent, and for so long as, such FCC license or PUC license or authorization or permit issued by the FCC or any applicable PUC, or Applicable Law, validly prohibits the creation of a Lien in favor of the Administrative Agent (and upon the termination of such prohibition (howsoever occurring) each FCC license or PUC license or authorization or permit issued by the FCC or any applicable PUC shall cease to be “Special Property”).
     “Telecommunications System” means a telephone, long distance, internet, data services, video and satellite services, wireless telecommunications, telephone directories, fiber and cable leasing, telecommunications equipment, including hand sets, rental, leasing, installation, selling or maintenance system or business and shall include a microwave system or a paging system operated in connection with (and in the same general service area as) any of the foregoing systems, and businesses related thereto.
     “Trademarks” means collectively all of the following of any Grantor: (a) all trademarks, rights and interests in trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, whether registered or unregistered, all registrations and recordings thereof, and all applications in connection therewith (other than each application to register any trademark or service mark prior to the filing under Applicable Law of a verified statement of use for such trademark or service mark) anywhere in the world, including, without limitation, those listed on Schedule 3.11 hereto, (b) all reissues, extensions, continuations (in whole or in part) and renewals of any of the foregoing, (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing or with respect to any of the foregoing, including, without limitation, damages or payments for past, present or future infringements of any of the foregoing, (d) the right to sue for past, present or future infringements of any of the foregoing and (e) all rights corresponding to any of the foregoing (including the goodwill) throughout the world.
     “Trademark License” means any agreement now or hereafter in existence, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 3.11.
     “Vehicles” means all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title under the laws of any state, all tires and all other appurtenances to any of the foregoing.
     SECTION 1.3 Other Definitional Provisions. Terms defined in the Credit Agreement and not otherwise defined herein shall have the meaning assigned thereto in the Credit Agreement. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document, as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, (l) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document and (m) where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
ARTICLE II
SECURITY INTEREST
     SECTION 2.1 Grant of Security Interest. Each Grantor hereby grants, pledges and collaterally assigns to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in the following property, now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, and wherever located or deemed located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations:
     (a) all Accounts;
     (b) all cash and currency;
     (c) all Chattel Paper;
     (d) all Commercial Tort Claims identified on Schedule 3.9;
     (e) all Deposit Accounts;
     (f) all Documents;
     (g) all Equipment;
     (h) all Fixtures;
     (i) all General Intangibles;
     (j) all Instruments;
     (k) all Intellectual Property;
     (l) all Inventory;
     (m) all Investment Property;
     (n) all Letter-of-Credit Rights;
     (o) all Vehicles;

     (p) all other personal property not otherwise described above;
     (q) all books and records pertaining to the Collateral; and
     (r) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and Supporting Obligations given by any Person with respect to any of the foregoing.
provided, that (i) any Security Interest on any Equity Interests or other ownership interests issued by any Non-U.S. Subsidiary shall be limited to sixty-five percent (65%) of all issued and outstanding shares of all classes of voting Equity Interests of each first-tier Non-U.S. Subsidiary and one hundred percent (100%) of all issued and outstanding shares of all classes of non-voting Equity Interests of such first-tier Non-U.S. Subsidiary, (ii) the Security Interests granted herein shall not extend to, and the term “Collateral” shall not include, any Special Property (provided that, notwithstanding the foregoing, the Security Interests granted herein shall extend to, and the term “Collateral” shall include, all proceeds received upon any sale, transfer or other disposition of any Special Property), and (iii) the Security Interests granted herein shall not extend to, and the term “Collateral” shall not include, any rights under any other permit, lease, license, instrument, contract or agreement to which any Grantor is a party (including any Excluded Partnership/LLC Agreement) to the extent that the granting of a security interest therein would, under the express terms of such permit, lease, license, instrument, contract or agreement, (A) be prohibited or restricted or (B) result in a breach of the terms of, constitute a default under or result in a termination of any such permit, lease, license, instrument, contract or agreement governing such right, unless (1) such prohibition or restriction is not enforceable or is otherwise ineffective under Applicable Law or (2) consent to such security interest has been obtained from any applicable third party. Notwithstanding any of the foregoing, such proviso shall not affect, limit, restrict or impair the grant by any Grantor of a Security Interest in any Account or any money or other amounts due and payable to any Grantor or to become due and payable to any Grantor under any such permit, lease, license instrument, contract or agreement unless such security interest in such Account, money or other amount due and payable is also specifically prohibited or restricted by the terms of such permit, lease, license, instrument, contract or other agreement or such security interest in such Account, money or other amount due and payable would expressly constitute a default under or would expressly grant a party a termination right under any such permit, lease, license, instrument, contract or agreement governing such right unless, in each case, (I) such prohibition is not enforceable or is otherwise ineffective under Applicable Law or (II) consent to such security interest has been obtained from any applicable third party; provided further, that notwithstanding anything to the contrary contained in the foregoing proviso, the Security Interests granted herein shall immediately and automatically attach to and the term “Collateral” shall immediately and automatically include the rights under any such permit, lease, license, instrument, contract or agreement and in such Account, money, or other amounts due and payable to any Grantor at such time as such prohibition, restriction, event of default or termination right terminates or is waived or consent to such security interest has been obtained from any applicable third party.
     Notwithstanding the foregoing, the payment and performance of the Secured Obligations shall not be secured by any Hedging Agreement between any Grantor and any Secured Party.
     SECTION 2.2 Partnership/LLC Interests.
     (a) Each limited liability agreement, operating agreement, membership agreement, partnership agreement or similar agreement relating to any Partnership/LLC Interests (as amended, restated, supplemented or otherwise modified from time to time, a “Partnership/LLC Agreement”) is amended by this Section 2.2 to permit each member, manager and partner that is a Grantor to pledge all of the Partnership/LLC Interests in which such Grantor has rights to and grant and collaterally assign to the

Secured Parties a lien and security interest in its Partnership/LLC Interests in which such Grantor has rights without any further consent, approval or action by any other party, including, without limitation, any other party to any Partnership/LLC Agreement or otherwise.
     (b) Upon the occurrence and during the continuance of an Event of Default, the Secured Parties or their respective designees shall have the right (but not the obligation) to be substituted for the applicable Grantor as a member, manager or partner under the applicable Partnership/LLC Agreement and the Secured Parties shall have all rights, powers and benefits of such Grantor as a member, manager or partner, as applicable, under such Partnership/LLC Agreement. For avoidance of doubt, such rights, powers and benefits of a substituted member shall include all voting and other rights and not merely the rights of an economic interest holder. So long as this Agreement remains in effect, no further consent, approval or action by any other party including, without limitation, any other party to the Partnership/LLC Agreement or otherwise shall be necessary to permit the Secured Parties to be substituted as a member, manager or partner pursuant to this paragraph. The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Secured Parties and their respective successors, assigns and designated agents, as intended third party beneficiaries.
     (c) Each applicable Grantor and each applicable Issuer agrees that so long as this Agreement remains in effect, no Partnership/LLC Agreement shall be amended to prohibit or otherwise limit the ability of any Grantor to grant to the Secured Parties the rights described in this Section 2.2 or would otherwise adversely the rights described in this Section 2.2 without the prior written consent of the Administrative Agent.
     (d) Notwithstanding the foregoing, it is agreed that a Grantor hereunder shall not be required to amend any Excluded Partnership/LLC Agreement pursuant to Section 2.2(a) nor shall any Secured Party have the right to be substituted as a member, manager or partner under any Excluded Partnership/LLC Agreement pursuant to Section 2.2(b) to the extent that the amendment of such Excluded Partnership/LLC Agreement or the substitution of such Secured Party as a member, manager or partner (a) is prohibited or restricted by the express terms of such Excluded Partnership/LLC Agreement or (b) results in a breach of the express terms of, constitutes a default under or results in a termination of any such Excluded Partnership/LLC Agreement, unless (i) such prohibition or restriction is not enforceable or is otherwise ineffective under Applicable Law or (ii) consent to such amendment or substitution has been obtained from the applicable Joint Venture
Partner(s).
     SECTION 2.3 Grantors Remain Liable. Anything herein to the contrary notwithstanding: (a) each Grantor shall remain liable to perform all of its duties and obligations under the contracts and agreements included in the Collateral to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent or any other Secured Party of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither the Administrative Agent nor any Lender shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Administrative Agent nor any Lender be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, and (d) neither the Administrative Agent nor any Lender shall have any liability in contract or tort for any Grantor’s acts or omissions.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
     To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrowers thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:
     SECTION 3.1 Organization, etc. Each Grantor (a) is a corporation or other form of legal entity validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, (b) has all requisite corporate or other power and authority to carry on its business as now conducted, and (c) is duly qualified to do business and is in good standing as a foreign corporation or foreign partnership (or comparable foreign qualification, if applicable, in the case of any other form of legal entity), as the case may be, in each jurisdiction where the nature of its business requires such qualification, except where the failure to so qualify will not have a Material Adverse Effect.
     SECTION 3.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Grantor of this Agreement are within each Grantor’s corporate, partnership or comparable powers, as the case may be, have been duly authorized by all necessary corporate, partnership or comparable and, if required, stockholder action, as the case may be, and do not (a) contravene the Organic Documents of any Grantor; (b) contravene any material law, statute, rule or regulation binding on or affecting any Grantor; (c) except as set forth on Schedule 3.02(c) of the Credit Agreement, violate or result in a default or event of default or an acceleration of any rights or benefits under any material indenture, agreement or other instrument binding upon any Grantor; or (d) result in, or require the creation or imposition of, any Lien on any material asset of any Grantor, except Liens created hereunder or under any of the other Loan Documents.
     SECTION 3.3 Government Approval, Regulation, etc. Except as set forth on Schedule 3.03 of the Credit Agreement, no consent, authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or other Person is required for the due execution, delivery or performance by the Grantors of this Agreement except (a) such as have been obtained or made and are in full force and effect, (b) filings necessary to perfect Liens under this Agreement and (c) FCC and PUC approvals required in connection with the exercise of remedies by the Administrative Agent hereunder to the extent that such exercise may constitute a de jure or de facto assignment of Special Property or a transfer of de jure or de facto control of the owner of (i) Special Property or (ii) any other FCC license, PUC license or authorization or permit issued by the FCC or any applicable PUC.
     SECTION 3.4 Perfected First Priority Liens. Each financing statement naming any Grantor as a debtor is in appropriate form for filing in the appropriate filing offices of the states specified on Schedule 3.6. The Security Interests granted pursuant to this Agreement constitute valid and enforceable first priority perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations, subject only to Permitted Liens.
     SECTION 3.5 Title, No Other Liens. Except for the Security Interests, each Grantor owns each item of the Collateral free and clear of any and all Liens or claims other than Permitted Liens. No Grantor has authenticated any agreement authorizing any secured party thereunder to file a financing statement, except to perfect Permitted Liens.

     SECTION 3.6 State of Organization; Location of Inventory, Equipment and Fixtures; other Information.
     (a) The exact legal name of each Grantor is set forth on Schedule 3.6 (as such schedule may be updated from time to time pursuant to Section 4.3).
     (b) Each Grantor is a Registered Organization organized under the laws of the state identified on Schedule 3.6 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3). The taxpayer identification number and, to the extent applicable, Registered Organization number of each Grantor is set forth on Schedule 3.6 under such Grantor’s name (as such schedule may be updated from time to time pursuant to Section 4.3).
     (c) All Collateral consisting of Inventory, Equipment and Fixtures (whether now owned or hereafter acquired) is (or will be) located at the locations specified on Schedule 3.6, except as otherwise permitted hereunder.
     (d) The mailing address, chief place of business, chief executive office and office where each Grantor keeps its books and records relating to the Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest is located at the locations specified on Schedule 3.6 under such Grantor’s name. No Grantor has any other places of business except those separately set forth on Schedule 3.6 under such Grantor’s name. Except as disclosed on Schedule 3.6 under such Grantor’s name, no Grantor has acquired assets from any Person, other than assets acquired in the ordinary course of such Grantor’s business from a Person engaged in the business of selling goods of such kind, during the past five years.
     SECTION 3.7 Accounts. To the knowledge of the Grantors, no Account Debtor has any defense, set-off, claim or counterclaim against any Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Collateral or otherwise except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts, taken as a whole. None of the Accounts is, nor will any hereafter arising Account be, evidenced by a promissory note or other Instrument (other than a check) that has not been pledged to the Administrative Agent in accordance with the terms hereof.
     SECTION 3.8 Chattel Paper. As of the date hereof, no Grantor holds any Chattel Paper in the ordinary course of its business.
     SECTION 3.9 Commercial Tort Claims. As of the date hereof, all Commercial Tort Claims owned by any Grantor are listed on Schedule 3.9.
     SECTION 3.10 Deposit Accounts and Securities Accounts. As of the date hereof, all Deposit Accounts (including, without limitation, cash management accounts that are Deposit Accounts and all Excluded Deposit Accounts), Securities Accounts (including, without limitation, cash management accounts that are Securities Accounts and all Excluded Securities Accounts) and lockboxes are listed on Schedule 3.10.
     SECTION 3.11 Intellectual Property.
     (a) As of the date hereof, all issued Patents, Patent applications, Trademark registrations and Trademark applications, and all material Copyright registrations and material Copyright applications, in each case owned by such Grantor in its own name, are listed on Schedule 3.11 (as such schedule may be updated from time to time pursuant to Section 4.3).

     (b) Except as set forth in Schedule 3.11 on the date hereof (as such schedule may be updated from time to time pursuant to Section 4.3), none of the Intellectual Property owned by any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor, except as could not reasonably be expected to have a Material Adverse Effect.
     SECTION 3.12 Inventory. Except as could not reasonably be expected to have a Material Adverse Effect, Collateral consisting of Inventory is of good and merchantable quality, free from any material defects. To the knowledge of each Grantor, none of such Inventory is subject to any licensing, Patent, Trademark, trade name or Copyright with any Person that restricts any Grantor’s ability to manufacture and/or sell such Inventory. The completion of the manufacturing process of such Inventory by a Person other than the applicable Grantor would be permitted under any contract to which such Grantor is a party or to which the Inventory is subject.
     SECTION 3.13 Investment Property; Partnership/LLC Interests.
     (a) As of the date hereof, all Investment Property and all Partnership/LLC Interests owned by any Grantor is listed on Schedule 3.13 (as such schedule may be updated from time to time pursuant to Section 4.3).
     (b) All Investment Property and all Partnership/LLC Interests issued by any Issuer to any Grantor and included in the Collateral (i) have been duly and validly issued and, if applicable, are fully paid and nonassessable, (ii) are beneficially owned as of record by such Grantor and (iii) constitute all the issued and outstanding shares of all classes of the Equity Interests or Partnership/LLC Interests of such Issuer issued to such Grantor.
     (c) None of the Partnership/LLC Interests (i) are dealt in or traded on a Securities exchange or in Securities markets, (ii) by their terms expressly provide that they are Securities governed by Article 8 of the UCC, (iii) are Investment Company Securities or (iv) are held in a Securities Account.
     SECTION 3.14 Instruments. As of the date hereof, except as listed on Schedule 3.14, no Grantor holds any Instruments or is named a payee of any promissory note or other evidence of indebtedness.
     SECTION 3.15 Government Contracts. As of the date hereof, no Grantor is party to any contract with a Governmental Authority with respect to which any consent, notice or approval pursuant to the Federal Assignment of Claims Act of 1940 or any applicable state, county or municipal law restricting the assignment of any account owed by such Governmental Authority, as account debtor, is required.
     SECTION 3.16 Aircraft. As of the date hereof, no Grantor holds an interest in any aircraft, aircraft lease or any agreement to purchase an aircraft or any interest therein.
ARTICLE IV
COVENANTS
     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder or under any other Loan Document have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, unless consent has been obtained in the manner provided for in Section 7.2, each Grantor covenants and agrees that:

     SECTION 4.1 Maintenance of Perfected Security Interest; Further Information.
     (a) Each Grantor shall maintain the Security Interest created by this Agreement as a first priority perfected Security Interest (subject only to Permitted Liens) and shall defend such Security Interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens).
     (b) Each Grantor will from time to time furnish to the Administrative Agent upon the Administrative Agent’s or any Lender’s reasonable request statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent or such Lender may reasonably request, all in reasonable detail.
     SECTION 4.2 Maintenance of Insurance. Each Grantor shall maintain insurance covering the Collateral in accordance with the provisions of Section 5.04 of the Credit Agreement.
     SECTION 4.3 Changes in Locations; Changes in Name or Structure. No Grantor will, except upon thirty (30) days’ prior written notice to the Administrative Agent (which time period may be reduced by the Administrative Agent in its sole discretion by written notice to such Grantor) and delivery to the Administrative Agent of (a) all additional financing statements (executed if necessary for any particular filing jurisdiction) and other instruments and documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the Security Interests and (b) if applicable, a written supplement to the Schedules of this Agreement:
     (i) permit any Deposit Account (other than Excluded Deposit Accounts) described on Schedule 3.10 to be closed or maintained with any other depositary bank;
     (ii) permit any Investment Property (other than Excluded Investment Property) to be held by a Securities Intermediary other than the Securities Intermediary that held such Investment Property as of the date hereof as set forth on Schedule 3.13;
     (iii) change its jurisdiction of organization or the location of its chief executive office (or the location where any Grantor maintains its books and records relating to Accounts, Documents, General Intangibles, Instruments and Investment Property in which it has any interest) from that identified on Schedule 3.6; or
     (iv) change its name, identity or corporate or organizational structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading under the UCC.
     SECTION 4.4 Required Notifications. Each Grantor shall promptly notify the Administrative Agent, in writing, of: (a) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder, (b) the occurrence of any other event which could reasonably be expected to have a Material Adverse Effect on the aggregate value of the Collateral or on the Security Interests, (c) any Collateral which, to the knowledge of such Grantor, constitutes a Government Contract, and (d) the acquisition or ownership by such Grantor of any (i) Commercial Tort Claim having a value in excess of $1,000,000, (ii) Deposit Account (other than Excluded Deposit Accounts), or (iii) Investment Property (other than Excluded Investment Property) after the date hereof.
     SECTION 4.5 Delivery Covenants. Each Grantor will deliver and pledge to the Administrative Agent, for the ratable benefit of the Secured Parties, all Certificated Securities,

Partnership/LLC Interests evidenced by a certificate, negotiable Documents, Instruments, and Tangible Chattel Paper owned or held by such Grantor, in each case, together with an Effective Endorsement and Assignment and all Supporting Obligations, as applicable, unless such delivery and pledge has been waived in writing by the Administrative Agent.
     SECTION 4.6 Control Covenants.
     (a) Each Grantor shall instruct (and otherwise use its commercially reasonable efforts to cause) (i) each depositary bank (other than the Administrative Agent) holding a Deposit Account (other than Excluded Deposit Accounts) owned by such Grantor and (ii) each Securities Intermediary holding any Investment Property (other than Excluded Investment Property) owned by such Grantor, to execute and deliver a control agreement, sufficient to provide the Administrative Agent with Control of such Deposit Account or Investment Property and otherwise in form and substance reasonably satisfactory to the Administrative Agent (any such depositary bank executing and delivering any such control agreement, a “Controlled Depository”, and any such Securities Intermediary executing and delivering any such control agreement, a “Controlled Intermediary”). In the event any such depositary bank or Securities Intermediary refuses to execute and deliver such control agreement, the Administrative Agent, in its sole discretion, may require the applicable Deposit Account and Investment Property to be transferred to the Administrative Agent or a Controlled Depository or Controlled Intermediary, as applicable. After the date hereof, all Deposit Accounts (other than Excluded Deposit Accounts) and all Investment Property (other than Excluded Investment Property) will be maintained with the Administrative Agent or with a Controlled Depository or a Controlled Intermediary, as applicable.
     (b) Upon the request of the Administrative Agent, each Grantor will take such actions and deliver all such agreements as are reasonably requested by the Administrative Agent to provide the Administrative Agent with Control of all Letter-of-Credit Rights and Electronic Chattel Paper owned or held by such Grantor, including, without limitation, with respect to any such Electronic Chattel Paper, by having the Administrative Agent identified as the assignee of the Record(s) pertaining to the single authoritative copy thereof.
     (c) If any Collateral (other than Collateral specifically subject to the provisions of Section 4.6(a) and Section 4.6(b)) exceeding in value $1,000,000 in the aggregate (such Collateral exceeding such amount, the “Excess Collateral”) is at any time in the possession or control of any single consignee, warehouseman, bailee (other than a carrier transporting Inventory to a purchaser in the ordinary course of business), processor, or any other third party, such Grantor shall notify in writing such Person of the Security Interests created hereby, shall use its commercially reasonable efforts to obtain such Person’s acknowledgment in writing to hold all such Collateral for the benefit of the Administrative Agent subject to the Administrative Agent’s instructions, and shall cause such Person to issue and deliver to the Administrative Agent warehouse receipts, bills of lading or any similar documents relating to such Collateral, together with an Effective Endorsement and Assignment; provided that if such Grantor is not able to obtain such agreement and cause the delivery of such items, the Administrative Agent, in its sole discretion, may require such Excess Collateral to be moved to another location specified thereby. Further, unless otherwise agreed to in writing by the Administrative Agent, each Grantor shall perfect and protect such Grantor’s ownership interests in all Inventory stored with a consignee against creditors of the consignee by filing and maintaining financing statements against the consignee reflecting the consignment arrangement filed in all appropriate filing offices, providing any written notices required by the UCC to notify any prior creditors of the consignee of the consignment arrangement, and taking such other actions as may be appropriate to perfect and protect such Grantor’s interests in such inventory under Section 2-326, Section 9-103, Section 9-324 and Section 9-505 of the UCC or otherwise. All such financing statements filed pursuant to this Section 4.6(c) shall be assigned to the Administrative Agent, for the ratable benefit of the Secured Parties.

     SECTION 4.7 Filing Covenants. Pursuant to Section 9-509 of the UCC and any other Applicable Law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Administrative Agent determines appropriate to perfect the Security Interests of the Administrative Agent under this Agreement. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the Security Interest in the Collateral granted herein, including, without limitation, describing such property as “all assets” or “all personal property.” Further, a photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction. Each Grantor hereby authorizes, ratifies and confirms all financing statements and other filing or recording documents or instruments filed by the Administrative Agent prior to the date of this Agreement.
     SECTION 4.8 Accounts. Other than in the ordinary course of business consistent with its past practice, no Grantor will (a) grant any extension of the time of payment of any Account, (b) compromise or settle any Account for less than the full amount thereof, (c) release, wholly or partially, any Account Debtor, (d) allow any credit or discount whatsoever on any Account or (e) amend, supplement or modify any Account in any manner that could reasonably be likely to adversely affect the value thereof, except where such extension, compromise, settlement, release, credit, discount, amendment, supplement or modification could not reasonably be expected to have a Material Adverse Effect, either individually or in the aggregate.
     SECTION 4.9 Intellectual Property.
     (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through licensees) (i) will use each registered Trademark (owned by such Grantor) and Trademark for which an application (owned by such Grantor) is pending, to the extent reasonably necessary to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) will maintain products and services offered under such Trademark at a level substantially consistent with the quality of such products and services as of the date hereof, (iii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark could reasonably be expected to become invalidated or impaired in any way, (iv) will not do any act, or knowingly omit to do any act, whereby any issued Patent owned by such Grantor would reasonably be expected to become forfeited, abandoned or dedicated to the public, (v) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any registered Copyright owned by such Grantor or Copyright for which an application is pending (owned by such Grantor) could reasonably be expected to become invalidated or otherwise impaired and (vi) will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.
     (b) Each Grantor will notify the Administrative Agent and the Lenders promptly if it knows, or has reason to know, that any application or registration relating to any Intellectual Property owned by such Grantor and material to the conduct of such Grantor’s business may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any Intellectual Property owned by such Grantor and material to the conduct of such Grantor’s business or such Grantor’s right to register the same or to own and maintain the same.

     (c) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five (5) Business Days (which time period may extended by the Administrative Agent in its sole discretion by written notice to such Grantor) after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the security interest of the Secured Parties in any Copyright, Patent or Trademark material to the conduct of such Grantor’s business and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby.
     (d) Each Grantor will take all reasonable and necessary steps, at such Grantor’s sole cost and expense, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Intellectual Property material to the conduct of such Grantor’s business, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.
     (e) In the event that any Intellectual Property owned by a Grantor and material to the conduct of such Grantor’s business is infringed, misappropriated or otherwise violated by a third party, the applicable Grantor shall (i) at such Grantor’s sole cost and expense, take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns of such infringement, misappropriation or violation.
     SECTION 4.10 Investment Property; Partnership/LLC Interests.
     (a) Without the prior written consent of the Administrative Agent, no Grantor will (i) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Partnership/LLC Interests, except for those additional Investment Property or Partnership/LLC Interests that will be subject to the Security Interest granted herein in favor of the Secured Parties, or (ii) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any Investment Property or Partnership/LLC Interests or Proceeds thereof. The Grantors will defend the right, title and interest of the Administrative Agent in and to any Investment Property and Partnership/LLC Interests against the claims and demands of all Persons whomsoever.
     (b) If any Grantor shall become entitled to receive or shall receive (i) any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property, or otherwise in respect thereof, or (ii) any sums paid upon or in respect of any Investment Property upon the liquidation or dissolution of any Issuer, such Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, segregated from other funds of such Grantor, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.
     SECTION 4.11 Equipment. Each Grantor will maintain each item of material Equipment in good working order and condition (reasonable wear and tear and obsolescence excepted).

     SECTION 4.12 Vehicles. Upon the request of the Administrative Agent upon the occurrence and during the continuance of an Event of Default, all applications for certificates of title or ownership indicating the Administrative Agent’s first priority Lien on the Vehicle (subject to any Permitted Liens) covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem reasonably advisable to perfect its Liens on the Vehicles.
     SECTION 4.13 Government Contracts. Each Grantor shall promptly notify the Administrative Agent, in writing, if it enters into any contract with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation to any Grantor under any Account in excess of $1,000,000 and with respect to which any consent, notice or approval pursuant to the Federal Assignment of Claims Act of 1940 or any applicable state, county or municipal law restricting the assignment of any account owed by such Governmental Authority, as account debtor, is required.
     SECTION 4.14 Special Property. Each Grantor shall from time to time at the request of the Administrative Agent give written notice to the Administrative Agent identifying in reasonable detail the Special Property and shall provide to the Administrative Agent such other information regarding the Special Property as the Administrative Agent may reasonably request. From and after the Closing Date, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, lease, license or license agreement, a provision that would prohibit the creation of a Lien on such permit, lease, license or license agreement in favor of the Administrative Agent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary and specifically required in transactions of such type.
     SECTION 4.15 Further Assurances. Upon the request of the Administrative Agent and at the sole expense of the Grantors, each Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the assignment of any material contract, (ii) with respect to Government Contracts, assignment agreements and notices of assignment, in form and substance satisfactory to the Administrative Agent, duly executed by any Grantors party to such Government Contract in compliance with the Assignment of Claims Act (or analogous state Applicable Law), and (iii) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement.
ARTICLE V
REMEDIAL PROVISIONS
     SECTION 5.1 General Remedies.
     (a) If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent may disclaim all warranties in connection with any sale or other disposition of the Collateral, including, without limitation, all warranties of title, possession, quiet enjoyment and the like. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages, or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any Secured Party , in each case against whom such claim is asserted. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
     (b) Notwithstanding anything to the contrary in this Agreement, any foreclosure on, sale, transfer or other disposition of, or the exercise or relinquishment of any right to vote or consent with respect to, any of the Collateral by the Administrative Agent shall, to the extent required, be in conformance with Sections 214 and 310(d) of the Communications Act of 1934, as amended, and the applicable rules and regulations thereunder, and, if and only to the extent required thereby, subject to the prior approval of or notice to and non-opposition of the FCC or any applicable PUC.
     (c) If an Event of Default shall have occurred and be continuing, each Grantor shall take any action which the Administrative Agent may reasonably request in order to transfer or assign, or both, to the Administrative Agent, or to such one or more third parties as the Administrative Agent may designate, or to a combination of the foregoing, any FCC or PUC license, permit, certificate or other authorization held or utilized by such Grantor or its Subsidiaries, subject to the prior approval of the FCC or any applicable PUC, if required. The Administrative Agent is empowered, to the extent permitted by Applicable Law, to request the appointment of a receiver from any court of competent jurisdiction. Such receiver may be instructed by a Secured Party to seek from the FCC or any applicable PUC consent to an involuntary transfer of control of the Grantors or assignment, or both, of each such FCC or PUC license, permit, certificate or other authorization for the purpose of seeking a bona fide purchaser to whom control of assets used in the provision of telecommunications or related services will ultimately be transferred or assigned. Each Grantor hereby agrees to authorize such an involuntary transfer of control or assignment, or both, upon the request of the receiver so appointed and, if any Grantor shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to use its best efforts to assist in obtaining approval of the FCC or any applicable PUC and any other regulatory bodies, if required, for any action or transactions contemplated by this Agreement, including, without limitation, the preparation, execution and filing with the FCC or any applicable PUC and any other regulatory bodies of the assignor’s or transferor’s portion of any application or applications for consent to the assignment of any FCC or PUC license, permit, certificate or other authorization or right to use any FCC or PUC license, permit, certificate or other authorization or transfer of control necessary or appropriate under the rules and regulations of the FCC or

PUC or any other regulatory body for approval or non-opposition of the transfer or assignment of any portion of the Collateral, together with any FCC or PUC license, permit, certificate or other authorization and each Grantor hereby appoints (to the extent not prohibited by Applicable Law) the Administrative Agent as its attorney-in-fact to execute, deliver and file, on each Grantor’s behalf and in the applicable Grantor’s name, all applications, certificates, filings, instruments and other documents (including, without limitation, an application for an assignment or transfer of control or ownership) that may be necessary or appropriate, in the Administrative Agent’s discretion, to obtain such consents or approvals. Each Grantor further agrees to take such further action as the Administrative Agent may reasonably request in obtaining such approvals or consents upon the occurrence and during the continuance of an Event of Default.
     (d) Each Grantor acknowledges that the assignment or transfer of any FCC or PUC license, permit, certificate or other authorization or right to use any FCC or PUC license, permit, certificate or other authorization of the Grantors is integral to the Secured Parties’ ability to realize the value of the Collateral. Each Grantor agrees that a breach of any of the covenants contained in this Section 5.1 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.1 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
     SECTION 5.2 Specific Remedies.
     (a) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Accounts; provided that, the Administrative Agent may curtail or terminate such authority at any time after the occurrence and during the continuance of an Event of Default.
     (b) Upon the occurrence and during the continuance of an Event of Default:
     (i) the Administrative Agent may communicate with Account Debtors of any Account subject to a Security Interest and upon the request of the Administrative Agent, each Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors and parties to the material contracts subject to a Security Interest that such Accounts and the material contracts have been assigned to the Administrative Agent, for the ratable benefit of the Secured Parties;
     (ii) upon the request of the Administrative Agent, each Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by such Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent;
     (iii) whenever any Grantor shall receive any cash, money, checks or any other similar items of payment relating to any Collateral (including any Proceeds of any Collateral), subject to the terms of any Permitted Liens, such Grantor agrees that it will, within one (1) Business Day of such receipt, deposit all such items of payment into a cash collateral account at the Administrative Agent (the “Collateral Account”) or in a Deposit Account (other than an Excluded Deposit Account) at a Controlled Depository, and until such Grantor shall deposit such cash, money, checks or any other similar items of payment in the Collateral Account or in a Deposit Account (other than an Excluded Deposit Account) at a Controlled Depository, such Grantor shall hold such cash, money, checks or any other similar items of payment in trust for the Administrative Agent and the Secured Parties and as property of the Secured Parties, separate from the other funds of such Grantor, and the Administrative Agent shall have the right in to transfer or direct the transfer of the balance of each Deposit Account

(other than an Excluded Deposit Account) to the Collateral Account. All such Collateral and Proceeds of Collateral received by the Administrative Agent hereunder shall be held by the Administrative Agent in the Collateral Account as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.4;
     (iv) the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Partnership/LLC Interests or other Proceeds paid in respect of any Investment Property or Partnership/LLC Interests, and any or all of any Investment Property or Partnership/LLC Interests may, at the option of the Administrative Agent and the Secured Parties, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (A) all voting, corporate and other rights pertaining to such Investment Property or any such Partnership/LLC Interests at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (B) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property or Partnership/LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Partnership/LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or Partnership/LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Partnership/LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, each Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property and Partnership/LLC Interests to (i) comply with any instruction received by it from the Administrative Agent in writing that (A) states that an Event of Default has occurred and is continuing and (B) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (ii) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or Partnership/LLC Interests directly to the Administrative Agent (provided that any remedy pursuant to this Section 5.2(b)(iv) shall not apply to Partnership/LLC Interests of any Excluded Partnership/LLC to the extent the exercise of such remedy (A) is prohibited or restricted by the express terms of such Excluded Partnership/LLC’s Partnership/LLC Agreement or (B) results in a breach of the terms of, or constitutes a default under or results in a termination of such Excluded Partnership/LLC Agreement, unless (I) such prohibition or restriction is not enforceable or is otherwise ineffective under Applicable Law or (II) consent to such remedy has been obtained from the applicable Joint Venture Partner(s)); and

     (v) the Administrative Agent shall be entitled to (but shall not be required to): (A) proceed to perform any and all obligations of the applicable Grantor under any material contract and exercise all rights of such Grantor thereunder as fully as such Grantor itself could, (B) do all other acts which the Administrative Agent may deem necessary or proper to protect its Security Interest granted hereunder, provided such acts are not inconsistent with or in violation of the terms of any of the Credit Agreement, of the other Loan Documents or Applicable Law, and (C) sell, assign or otherwise transfer any material contract in accordance with the Credit Agreement, the other Loan Documents and Applicable Law, subject, however, to the prior approval of each other party to such material contract, to the extent required under the material contract.
     (c) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 5.2(b), each Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property and any Partnership/LLC Interests, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property and Partnership/LLC Interests.
     SECTION 5.3 Registration Rights.
     (a) If the Administrative Agent shall determine that in order to exercise its right to sell any or all of the Collateral it is necessary or advisable to have such Collateral registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), the relevant Grantor will cause each applicable Issuer (and the officers and directors thereof) that is a Grantor or a Subsidiary of a Grantor to (i) execute and deliver all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register such Restricted Securities Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of such Restricted Securities Collateral, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause each applicable Issuer (and the officers and directors thereof) to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of the Securities Act.
     (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Restricted Securities Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

     (c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other Applicable Laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.3 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.3 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.
     SECTION 5.4 Application of Proceeds. If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have exercised any of its rights or remedies with respect to the Collateral pursuant to this Article V, the Administrative Agent shall apply the proceeds resulting from the exercise of such rights or remedies (after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights or remedies of the Administrative Agent and the other Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements) as follows:
     FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such exercise of rights and remedies in connection with this Agreement, the Credit Agreement, the Indenture, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent under this Agreement, the Credit Agreement, the Indenture or any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, the Indenture or any other Loan Document;
     SECOND, to the payment in full of the Secured Obligations (the amounts so applied (i) to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution and (ii) to be applied as required pursuant to the terms of the Credit Agreement or the Indenture, as applicable); and
     THIRD, upon the indefeasible payment in full of the Secured Obligations, to the Borrowers, on behalf of the Grantors, or to whomsoever (if such Person is not a Grantor) may be lawfully entitled to receive the same or as a court of competent jurisdiction may otherwise direct.
     The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Administrative Agent or by the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof. Only after (i) the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-610 and Section 9-615 of the UCC and (ii) the indefeasible payment in full of the Secured Obligations and the termination of the Commitments, shall the Administrative Agent account for the surplus, if any, to any Grantor, or to whomsoever may be lawfully entitled to receive the same (if such Person is not a Grantor).

     SECTION 5.5 Waiver, Deficiency. Each Grantor hereby waives, to the extent permitted by Applicable Law, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any Applicable Law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any other Secured Party to collect such deficiency.
ARTICLE VI
THE ADMINISTRATIVE AGENT
     SECTION 6.1 Appointment of Administrative Agent as Attorney-In-Fact.
     (a) Each Grantor hereby irrevocably constitutes and appoints each of the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, effective upon the occurrence of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives each of the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following upon the occurrence and during the continuation of an Event of Default:
     (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Account or material contract subject to a Security Interest or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Account or material contract subject to a Security Interest or with respect to any other Collateral whenever payable;
     (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s and the Secured Parties’ security interest in such Intellectual Property and the goodwill and General Intangibles of such Grantor relating thereto or represented thereby;
     (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
     (iv) execute, in connection with any sale provided for in this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
     (v) (A) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (B) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (F) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (G) license or assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (H) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent was the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Secured Parties’ Security Interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
     (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement in accordance with the provisions of Section 6.1(a).
     (c) The expenses of the Administrative Agent incurred in connection with actions taken pursuant to the terms of this Agreement, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans which are Revolving Credit Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.
     (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof in accordance with Section 6.1(a). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the Security Interests created hereby are released.
     SECTION 6.2 Duty of Administrative Agent. The sole duty of the Administrative Agent with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any other Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the other Secured Parties hereunder are solely to protect the interests of the Administrative Agent and the other Secured Parties in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers. The Administrative Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     SECTION 6.3 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement to make any inquiry respecting such authority.
     SECTION 6.4 Intercreditor Agreements.
     (a) By acceptance of the benefits of this Agreement, each of the Secured Parties shall be deemed to have agreed to be bound by the terms hereof. The provisions of this Section 6.4 are, and are intended, solely to establish certain rights as between the Secured Parties and shall not create, and shall not be construed as creating, any rights enforceable by any Grantor, any Subsidiary or any Affiliate of any Grantor (regardless of whether such Grantor, Subsidiary or Affiliate is a Secured Party) or rights enforceable by the Indenture Trustee against any Grantor unless and to the extent required by the express terms of the Indenture.
     (b) By acceptance of the benefits of this Agreement, each of the Secured Parties shall be deemed irrevocably (i) to consent to the appointment of the Administrative Agent as its agent hereunder, (ii) to confirm that the Administrative Agent shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Agreement against any Grantor or the exercise of remedies hereunder and (iii) to agree that such Secured Party shall not take any action to enforce any provisions of this Agreement against any Grantor or to exercise any remedy hereunder.
     (c) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Requisite Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 7.02, 7.03, 7.04 and 9.02 of the Credit Agreement) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by a final nonappealable judgment.
     (d) The Indenture Trustee shall not be entitled to, and shall not, (i) direct the actions of the Administrative Agent hereunder, (ii) take any action, or commence any legal proceeding seeking, to require, compel or cause the Administrative Agent to enforce any provisions of this Agreement against any Grantor or to exercise any remedy hereunder, (iii) take any action, or commence any legal proceeding seeking, to prevent or enjoin the Administrative Agent from taking any action (including, without limitation, the enforcement of any provisions of this Agreement against any Grantor, the exercise of any remedy hereunder, the release of any Collateral hereunder or the consent to any amendment or modification of this Agreement or the grant of any waiver hereunder), or refraining from taking any such action, in accordance with this Agreement or (iv) take any action, or commence any legal proceeding seeking, to delay, hinder or otherwise impair the Administrative Agent in taking any such action in accordance with this Agreement. By acceptance of the benefits under this Agreement, the Indenture Trustee will be deemed to have acknowledged and agreed that the provisions of the preceding sentence are intended to induce the Administrative Agent and the Lenders to permit the Indenture Trustee to be a Secured Party under this Agreement and are being relied upon by the Lenders as consideration therefor.
     (e) THE ADMINISTRATIVE AGENT HAS CONSENTED TO SERVE AS ADMINISTRATIVE AGENT HEREUNDER ON THE EXPRESS UNDERSTANDING, THAT THE INDENTURE TRUSTEE, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, SHALL BE DEEMED TO HAVE AGREED THAT THE ADMINISTRATIVE AGENT SHALL HAVE NO DUTY AND SHALL OWE NO OBLIGATION OR RESPONSIBILITY (FIDUCIARY OR OTHERWISE) TO THE INDENTURE TRUSTEE, OTHER THAN THE DUTY TO PERFORM ITS EXPRESS OBLIGATIONS UNDER THIS AGREEMENT IN ACCORDANCE WITH THEIR TERMS, SUBJECT IN ALL EVENTS TO THE PROVISIONS OF SECTION 6.5 AND THE OTHER PROVISIONS OF THIS AGREEMENT LIMITING THE RESPONSIBILITY OR LIABILITY OF THE ADMINISTRATIVE AGENT HEREUNDER. WITHOUT LIMITING THE FOREGOING, THE INDENTURE TRUSTEE, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, SHALL BE DEEMED TO HAVE WAIVED ANY RIGHT THE INDENTURE TRUSTEE MIGHT HAVE AS A SECURED PARTY UNDER APPLICABLE LAW OR OTHERWISE, TO COMPEL THE SALE OR OTHER DISPOSITION OF ANY COLLATERAL, AND ANY OBLIGATION THE ADMINISTRATIVE AGENT MIGHT HAVE, UNDER APPLICABLE LAW OR OTHERWISE, TO OBTAIN ANY MINIMUM PRICE FOR ANY COLLATERAL UPON THE SALE THEREOF, IT BEING EXPRESSLY UNDERSTOOD, AND THE AVAILABILITY OF THE BENEFITS OF THIS AGREEMENT TO THE INDENTURE TRUSTEE BEING CONDITIONED UPON THE UNDERSTANDING, THAT THE SOLE RIGHT OF THE INDENTURE TRUSTEE SHALL BE TO RECEIVE ITS RATABLE SHARE OF ANY PROCEEDS OF THE COLLATERAL OR OF ANY COLLATERAL CONSISTING OF CASH.
     (f) By acceptance of the benefits of this Agreement, each of the Secured Parties shall, ratably in accordance with the amount of the Secured Obligations owed to it, indemnify the Administrative Agent (to the extent it shall not have been reimbursed by the Grantors) against any expense or liability that the Administrative Agent would be entitled to recover from the Grantors pursuant to Section 7.3. Any amount so owed by a Secured Party can be withheld by the Administrative Agent from any amount owed to such Secured Party.
     (g) The Administrative Agent shall be entitled to rely on information provided by the Secured Parties, or representatives of the Secured Parties, as to the amount of the Secured Obligations.
     (h) The Administrative Agent and each of the Secured Parties hereby agrees that the Liens and security interests granted to the Administrative Agent hereunder shall be treated, as among the Secured Parties, as being for the equal and proportionate benefit of all the Secured Parties, without preference, priority, prejudice or distinction as to Lien or security interest of any Secured Party over any other Secured Party, and shall at all times be shared by the Secured Parties as provided herein.
     SECTION 6.5 Limitations on Responsibility of Administrative Agent.
     (a) The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document.

     (b) The Administrative Agent makes no representation as to the value or condition of the Collateral or any part thereof, as to the title of any Grantor to the Collateral, as to the security afforded by this Agreement or as to the validity, execution, enforceability, legality or sufficiency of this Agreement, and the Administrative Agent shall incur no liability or responsibility in respect of any such matters. The Administrative Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise for the maintenance of the Collateral, except as provided in the immediately following sentence when the Administrative Agent has possession or control of the Collateral. Except as otherwise provided herein, the Administrative Agent shall have no duty to the Grantors or to the holders of the Secured Obligations as to any Collateral in its possession or control, or in the possession or control of any agent or nominee of the Administrative Agent, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such Collateral the same care that it normally accords to its own assets and the duty to account for moneys received by it. Neither the Administrative Agent, any Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Secured Parties hereunder are solely to protect the Administrative Agent’s and the Secured Parties’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Secured Party to exercise any such powers. The Administrative Agent and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.
     (c) Neither the Administrative Agent nor any officer, agent or representative thereof shall be personally liable for any action taken or omitted to be taken by any such person in connection with this Agreement except for such person’s own gross negligence or willful misconduct (it being understood that any action taken in accordance with the terms of this Agreement by the Administrative Agent or any such officer, agent or representative at the direction or instruction of any Secured Party and/or the Administrative Agent (or not taken, in the absence of any such directions or instructions) shall not constitute gross negligence or willful misconduct).
     (d) The Administrative Agent may execute any of the powers granted under this Agreement and perform any duty hereunder either directly or by or through agents or attorneys-in-fact, and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it without gross negligence or willful misconduct.
     (e) The Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing.
     (f) The Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Requisite Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law.
     (g) The Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Grantors or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
     (h) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Grantors.
     SECTION 6.6 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Grantors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
     SECTION 6.7 Resignation and Removal of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Secured Parties and the Grantors. Upon receipt of any such notice of resignation, the Requisite Lenders shall have the right, in consultation with the Grantors, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Secured Parties, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Grantors and the Secured Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Secured Party directly, until such time as the Requisite Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Grantors to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Grantors and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VI and Section 7.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

ARTICLE VII
MISCELLANEOUS
     SECTION 7.1 Notices. All notices and communications hereunder shall be given to the addresses and otherwise made in accordance with Section 9.01 of the Credit Agreement; provided that notices and communications to the Grantors shall be directed to the Grantors, at the address of the Borrowers set forth in Section 9.01 of the Credit Agreement.
     SECTION 7.2 Amendments in Writing. None of the terms or provisions of this Agreement may be amended, supplemented or otherwise modified, nor may they be waived, nor may any consent be given, except in accordance with Section 9.02 of the Credit Agreement.
     SECTION 7.3 Expenses, Indemnification, Waiver of Consequential Damages, etc.
     (a) The Grantors, jointly and severally, shall pay all out-of-pocket expenses incurred by the Administrative Agent and each other Secured Party to the extent the Borrowers would be required to do so pursuant to Section 9.03 of the Credit Agreement.
     (b) The Grantors, jointly and severally, shall pay and shall indemnify each Indemnitee (which for purposes of this Agreement shall include, without limitation, all Secured Parties) against Indemnified Taxes and Other Taxes to the extent the Borrowers would be required to do so pursuant to Section 2.16 of the Credit Agreement.
     (c) The Grantors, jointly and severally, shall indemnify each Indemnitee to the extent the Borrowers would be required to do so pursuant to Section 9.03 of the Credit Agreement.
     (d) Notwithstanding anything to the contrary contained in this Agreement, to the fullest extent permitted by Applicable Law, each Grantor shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.
     (e) No Indemnitee referred to in this Section 7.3 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, or the other Loan Documents or the transactions contemplated hereby or thereby.
     (f) All amounts due under this Section 7.3 shall be payable promptly after demand therefor.
     SECTION 7.4 Right of Set Off. If an Event of Default shall have occurred and be continuing, each Secured Party and each of its respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Secured Party or any such Affiliate to or for the credit or the account of such Grantor against any and all of the obligations of such Grantor now or hereafter existing under this Agreement or any other Loan Document to such Secured Party irrespective of whether or not such Secured Party shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Grantor may be contingent or unmatured or are owed to a branch or office of such Secured Party different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Secured Party and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of set off) that such Secured Party or its respective Affiliates may have. Each Secured Party agrees to notify such Grantor and the Administrative Agent promptly after any such set off and application; provided that the failure to give such notice shall not affect the validity of such set off and application.
     SECTION 7.5 Governing Law; Jurisdiction; Venue; Service of Process.
     (a) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.
     (b) Submission to Jurisdiction. Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.
     (c) Waiver of Venue. Each Grantor irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (d) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 9.01 of the Credit Agreement. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.
     (e) Appointment of the Borrower Representative as Agent for the Grantors. Each Grantor hereby irrevocably appoints and authorizes the Borrower Representative to act as its agent for service of process and notices required to be delivered under this Agreement or under the other Loan Documents, it being understood and agreed that receipt by the Borrower Representative of any summons, notice or other similar item shall be deemed effective receipt by each Grantor and its Subsidiaries.
     SECTION 7.6 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
     SECTION 7.7 Injunctive Relief. Each Grantor recognizes that, in the event such Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, each Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.
     SECTION 7.8 No Waiver by Course of Conduct, Cumulative Remedies. Neither the Administrative Agent nor any other Secured Party shall by any act (except by a written instrument pursuant to Section 7.2), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No delay or failure to take action on the part of the Administrative Agent or any other Secured Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such other Secured Party would otherwise have on any future occasion. The enumeration of the rights and remedies of the Administrative Agent and the other Secured Parties set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the other Secured Parties of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.
     SECTION 7.9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; except that no Grantor may assign or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and the other Lenders (except as otherwise provided by the Credit Agreement).
     SECTION 7.10 Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the other Secured Parties are entitled under the provisions of Section 7.3 and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the other Secured Parties against events arising after such termination as well as before.
     SECTION 7.11 Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
     SECTION 7.12 Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     SECTION 7.13 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any document or instrument delivered in connection herewith by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
     SECTION 7.14 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of the Credit Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the other Secured Parties in any other Loan Document shall not be deemed a conflict with this Agreement.
     SECTION 7.15 Advice of Counsel; No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
     SECTION 7.16 Acknowledgements.
     (a) Each Grantor hereby acknowledges that:
     (i) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
     (ii) it has received a copy of the Credit Agreement and has reviewed and understands same;
     (iii) neither the Administrative Agent nor any other Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the other Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and
     (iv) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby or thereby among the Secured Parties or among the Grantors and the Secured Parties.
     (b) Each Issuer party to this Agreement acknowledges receipt of a copy of this Agreement and agrees to be bound thereby and to comply with the terms thereof insofar as such terms are applicable to it. Each Issuer agrees to provide such notices to the Administrative Agent as may be necessary to give full effect to the provisions of this Agreement.

     SECTION 7.17 Releases.
     (a) At such time as the Credit Agreement Obligations (other than Hedging Obligations) shall have been paid in full in cash and the Commitments have been terminated, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. The Administrative Agent, at the request and sole expense of the Grantors, shall execute and deliver to the Grantors all UCC termination statements and other documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.17(a) shall be without recourse to or warranty by the Administrative Agent. A Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Grantor shall be automatically released in the event such Grantor shall be released as a Guarantor from the Guaranty Agreement in accordance with the terms thereof.
     (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, such Collateral shall be released from the Liens created hereby and the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable to evidence the release of the Liens created hereby on such Collateral. In the event that all the Equity Interests of any Grantor that is a Subsidiary of a Borrower shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement, then, at the request of such Borrower and at the expense of the Grantors, such Grantor shall be released from its obligations hereunder; provided that such Borrower shall have delivered to the Administrative Agent, at least ten (10) Business Days prior to the date of the proposed release, a written request for release identifying the relevant Grantor and a description of the sale or other disposition in reasonable detail, together with a certification by the Borrowers stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.
     SECTION 7.18 Additional Grantors. Each Subsidiary of a Borrower that is required to become a party to this Agreement pursuant to Section 5.16 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent.
     SECTION 7.19 Powers of Attorney. All powers of attorney and other authorizations granted to the Secured Parties, the Administrative Agent and any Persons designated by the Administrative Agent or any other Secured Party pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Agreement has not been terminated.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., as Grantor

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS ACQUISITION TEXAS, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

FORT PITT ACQUISITION SUB INC., as Grantor and Issuer

By:	/s/ Steven J. Shirar

Steven J. Shirar
Vice President

CONSOLIDATED COMMUNICATIONS PUBLIC SERVICES, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer
[Signature Pages Continue]

[Consolidated Communications Collateral Agreement]

CONSOLIDATED COMMUNICATIONS MARKET RESPONSE, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OPERATOR SERVICES, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS NETWORK SERVICES, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS MOBILE SERVICES, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS BUSINESS SYSTEMS, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer
[Signature Pages Continue]

[Consolidated Communications Collateral Agreement]

CONSOLIDATED COMMUNICATIONS VENTURES COMPANY, as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS SERVICES COMPANY, as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS TELECOM SERVICES OF TEXAS COMPANY, as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF FORT BEND COMPANY, as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY, as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer
[Signature Pages Continue]

[Consolidated Communications Collateral Agreement]

CONSOLIDATED COMMUNICATIONS TRANSPORT COMPANY, as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

NORTH PITTSBURGH SYSTEMS, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

NORTH PITTSBURGH TELEPHONE COMPANY, as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

PENN TELECOM, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer

PINNATECH, INC., as Grantor and Issuer

By:	/s/ Steven L. Childers

Steven L. Childers
Chief Financial Officer
[Signature Pages Continue]

[Consolidated Communications Collateral Agreement]

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Marc Birenbaum

Marc Birenbaum
Director

[Consolidated Communications Collateral Agreement]